UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Rito Group Corp.

(Exact name of registrant as specified in its charter)

Date: April 18, 2016

Nevada	5960	47-3588502
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Unit Room 2301, Wing Hing Industrial Building,

83-93 Chai Wan Kok Street, Tsuen Wan, NT, Hong Kong

Telephone: +852-2385-8598

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

ETN SERVICES, LLC

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: teakwood5@cox.net

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	1,820,000	$1.50	$2,730,000	$317.23

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

IMPORTANT NOTE: THROUGHOUT THIS DOCUMENT IT SHOULD BE NOTED THAT NAMES OF BOTH SHAREHOLDERS AND OR OFFICERS/ DIRECTORS MAY BE WRITTEN IN THE FORM OF SURNAME FOLLOWED BY FIRST NAME.

PRELIMINARY PROSPECTUS

Rito Group Corp.

1,820,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Rito Group Corp. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, it should be noted that our company is currently a shell company. We are not however, a blank check company and have no plans or intentions to engage in a business combination following this offering.

In this public offering we, “Rito Group Corp.” are offering 1,000,000 shares of our common stock and our selling shareholders are offering 820,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. Shareholders may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the OTC marketplace. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Choi Tak Yin Addy. Mr. Choi is deemed to be an underwriter of this offering. Our Chief Operating Officer, Mr. Or Ka Ming is also deemed to be an underwriter. There is uncertainty that we will be able to sell any of the 1,000,000 shares being offered herein by the Company. Mr. Choi will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $1.50 per share for the duration of the Offering. After this offering has ended or terminated, if at any such time our shares are quoted on the Over The Counter Marketplace “OTC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. Assuming all of the 1,000,000 shares being offered by the Company are sold, the Company will receive $1,500,000 in gross proceeds. Assuming 750,000 shares (75%) being offered by the Company are sold, the Company will receive $1,125,000 in gross proceeds. Assuming 500,000 shares (50%) being offered by the Company are sold, the Company will receive $750,000 in gross proceeds. Assuming 250,000 shares (25%) being offered by the Company are sold, the Company will receive $375,000 in gross proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In their audit report dated August 7, 2015, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

*Choi Tak Yin Addy will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Choi’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Choi intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Choi will decide whether shares are being sold by the Company or by himself. Regarding the sale of Mr. Choi’s shares, they will be sold at a fixed price of $1.50 for the duration of the offering.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $25,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock of Rito Group Corp.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is ________________, 2015

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Rito Group, Corp,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Rito Group., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending June 30. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

Rito Group Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on March 24, 2015.

Rito Group Corp is a company that operates through its wholly owned subsidiary, Sino Union International Limited, a Company organized under the laws of the British Colony, Anguilla. It should be noted that our wholly owned subsidiary, Sino Union International Limited owns 100% of Rito International Enterprise Company Limited, a Hong Kong Company.

At this time we operate exclusively through our wholly owned subsidiary and share the same business plan of our subsidiary which is the sale of miscellaneous retail goods. Sino Union International Limited also shares the same business plan of Rito International Enterprise Company Limited.

The Company’s executive offices are located at Unit Room 2301, Wing Hing Industrial Building, 83-93 Chai Wan Kok Street, Tsuen Wan, NT, Hong Kong.

On May 15, 2015 we “Rito Group Corp.” exchanged 100,000 shares of our restricted common stock at a par value of $0.0001 with Or Ka Ming, the controlling shareholder of Sino Union International Limited, for 100% of the common stock of Sino Union International Limited. The consideration was in form of shares and the value of the share exchange was in the amount of $10.00. Sino Union International Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

Our activities have been limited to developing our business and financial plans.

We are a development stage Company. Thus far the Company has been actively searching for Companies that may be interested in listing their own products for sale on our (to be developed) E-Commerce site which we plan to establish in the next year. At this time the Company has been actively reaching out to third party website developers, one of whom we will select following this offering to design and code our online E-Commerce platform. We are currently attempting to establish concrete physical agreements with the Companies we have been in discussions with, regarding listing their products on our future E-Commerce Site in exchange for a fee or commission to be agreed upon by both parties.

Before we are able to generate substantive revenues, we believe we will need our E-Commerce Site to be completed and fully functional, to the point a buyer could purchase a product, and we will also need physical agreements with vendors to list their products on our E-Commerce Site. We believe that the timeline to achieve both of these activities is about 8 months.

Thus far all of our revenues have been generated through commissions our Chief Executive Officer Mr. Choi Tak Yin, Addy, received for selling goods of local retailers in Hong Kong to personal acquaintances. The selling of these goods was done directly without any E-Commerce platform.

We will receive proceeds from the sale of 1,000,000 shares of our common stock and intend to use the proceeds from this offering to carry out our business plan. There is uncertainty that we will be able to sell any of the 1,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $25,000.00, are being paid for by the Company.

We believe we need to raise $1,500,000 from the sale of 1,000,000 shares at $1.50 to fully execute our business plan over the next 12 months.

In order to fully execute our business plan over the next 12 months, while we believe it will cost $1,500,000 it may in fact cost more or less.

The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations. If we are not able to raise the full amount of $1,500,000 then we will simply reduce the extent of which we intended to carry out certain operations and will allocate less funds to particular areas. Please refer to the section herein titled “Use of Proceeds.”

In their audit report dated August 7, 2015, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our Chief Executive Officer Choi Tak Yin Addy may be unwilling or unable to loan or advance any capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 50,520,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 1,820,000 shares. These shares represent 1,000,000 additional shares of common stock to be issued by us and 820,000 shares of common stock by our selling stockholders. We may endeavor to sell all 1,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.50 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $1.50 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” and our offering has either ended or terminated the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Choi will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Choi will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Choi’s shares, they will be sold at a fixed price of $1.50 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” and our offering has either ended or terminated the selling stockholders, including Mr. Choi, may sell their shares at prevailing market prices or at privately negotiated prices.

*Mr. Choi will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Choi’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Choi intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Choi will decide whether shares are being sold by the Company or by himself.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

1,000,000 shares of common stock, at a fixed price of $1.50 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	820,000 shares of common stock, at a fixed price of $1.50 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times unless at any time our shares are quoted on the Over The Counter Marketplace “OTC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may, however, at any time and for any reason, terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.50 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	50,520,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	51,520,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.50.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.50 per share for the duration of the offering. If at such time it occurs that our shares are quoted on the OTC Marketplace, the selling stockholders may sell their shares at prevailing market prices or in privately negotiated transactions.

Use of Proceeds	We intend to use the gross proceeds to carry out our physical business activities pursuant to our business plan.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 1,820,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Choi Tak Yin Addy will sell the 1,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $25,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

The economy of Hong Kong in general, and the online service industry in particular, might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development and expansion of the e-commerce and mobile commerce industries in Hong Kong, which in turn depends upon the continuing growth of the economy of Hong Kong in general, and also product and service providers. We cannot assure you, however, that e-commerce for local services will continue to grow at the same pace as in the past. Growth is affected by numerous factors, such as regulatory changes, public perception of and receptiveness towards the e-commerce for local services industry, customers' general online purchasing experiences, technological innovations, development of Internet and Internet-based services, and the macroeconomic environment. Moreover, concerns about fraud, privacy and other problems could discourage additional consumers from adopting e-commerce and mobile commerce. If the e-commerce for local services industry in Hong Kong does not grow as quickly as expected, our customer base could decrease and our business and prospects could be adversely affected.

If Internet search engines’ ranking methodologies are modified or our search result page rankings decline, our user traffic could decrease.

We depend in part on various Internet companies, such as Yahoo and Google, to direct traffic to our website. Our ability to maintain and increase the number of visitors directed to our website is not entirely within our control. Our competitors' search engine optimization efforts could result in their websites receiving a higher search result page ranking than ours, or Internet companies could revise their methodologies in an attempt to improve their search results, which could adversely affect the placement of our search result page ranking. If Internet companies modify their search algorithms in ways that are detrimental to our subscriber growth or in ways that make it harder for retail consumers to find our website, or if our competitors' search engine optimization efforts are more successful than ours, our overall growth in user traffic could slowdown or decrease, and we could lose existing customers. Our website has experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of visitors directed to our website could harm our business, financial condition and results of operations.

We may need to raise additional financing to support our operations, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our common stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

Our Principal executive office is located in Hong Kong and our Company has non-U.S. resident officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Hong Kong and our Company has non-U.S. resident officers and Directors. The enforceability of civil liability provisions of the U.S. federal securities laws against the company’s officers and directors and company assets located in foreign jurisdictions will be limited, if possible at all.

We might not be able to successfully expand the types of goods and services available on our Rito Online Mall, which could adversely affect our business, financial conditions and results of operations.

We currently organize our product offerings in the Rito Online Mall such as retail goods and accessories. We intend to continue to increase the variety of goods and enhance customer purchase experience. We would need to make substantial investments in connection with such efforts. We could also face greater competition in specific categories from other e-commerce service providers that are more focused on such categories. In addition, we need to make investments in quality control and after-sale services for new categories of goods and services and such investments could be significant or even exceed our budget. If the launch of a new category requires investments greater than we expect, or if we are unable to offer enough goods and services that are of high quality, value and variety or if the revenue generated from a new category grows more slowly or produces lower gross profits than we expect, our business, financial condition and results of operations could be adversely affected.

We rely on third parties online payment processors; and any disruption to the provision of these services to us could adversely affect our business and results of operations.

We rely on third parties online payment processors to provide payment processing services, including the processing of credit cards and debit cards. Retail customers can make purchases through all major online payment systems in Hong Kong, including Visa, Master, Paypal, Alipay Payments. Each online payment system provide payment processing services to us and we pay service fees pursuant to our agreements with the payment system operators. Typically the term of each of these agreements is one year, and would be automatically renewed for a term of one year unless otherwise requested by payment system operator or us in writing within one month prior to the expiration date. Our business could be disrupted if any of these online payment system operators becomes unwilling or unable to provide payment processing services to us, and we could incur additional cost as we seek alternative payment processing service providers. Moreover, the third-party online payment processors could fail to obtain, maintain or renew their required qualifications, which could result in disruption in their services to us.

For all the online payment transactions, secured transmission of confidential information, such as customers' credit card numbers and expiration dates, personal information and billing addresses, over public networks is essential to maintain customers' confidence in us. Our current security measures and those of the third parties online payment processors might not be adequate. We must be prepared to increase and enhance our security measures and efforts so that local merchants and retail consumers have confidence in the reliability of the online payment systems that we use, which will impose additional costs and expenses and might still not guarantee complete security. In addition, we do not have control over the security measures implemented by our third-party payment processors. Security breaches of the online payment systems that we use could expose us to litigation and possible liability for failing to secure confidential customer information and could, among other things, damage our reputation and the perceived security of the online payment systems that we use.

In addition, we may in the future increase the variety of payment methods accepted on our website. As we offer new payment options to retail customers, we could be subject to additional regulations and compliance requirements. We pay intercharge and other fees to third-party payment channels, which would increase over time and raise our operating costs and lower profitability.

We are currently in the planning stages of developing our platform, Rito Online Mall, and any number of issues may occur during the development process that could significantly hamper our progress in developing our platform.

While we are currently in the planning and development stages of our online platform, Rito Online Mall, we have pieces of the site planned in print form and ready to be transferred to the website. That being said, the physical coding and development of the website has not yet commenced, and during the period of tie in which we begin to fully develop and create our online platform any number of unforeseen errors and problems may occur. In the event that problems occur in the development of our site, then the end product will be delayed and our business may not begin generating substantial revenue as quickly as we anticipate.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. We currently do not maintain key man life insurance for any of the senior members of our management team or other key personnel. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic downturn and macro-economic challenges currently affecting the economy of the whole world, we may have difficulty selling products on the Rito Online Mall, when it is fully developed, until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our future revenues to be derived from the sale of goods on the Rito Online Mall, which could suffer if customers are suffering from the economic downturn. During weak economic conditions, we may not experience any growth if we are unable to obtain financing to enable us to market and offer products. If the domestic and/or international economy were to weaken, the demand for any consumer goods we may desire to offer could decline, which could have a material adverse effect on our operating results and stock price.

Our business may generate and process a large amount of data, when fully developed and implemented, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our marketplaces and platform may begin to generate and process a large quantity of transaction, demographic and behavioral data when we have completed development of our site and placed it live online. We face risks inherent in handling large volumes of data and in protecting the security of such data. In particular, we face a number of challenges relating to data from transactions and other activities on our platform, including: protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees; addressing concerns related to privacy and sharing, safety, security and other factors; and complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

Any systems failure or security breach or lapse that results in the release of user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

As we expand our operations, we may be subject to these laws in other jurisdictions where our sellers, buyers and other participants are located. The laws, rules and regulations of other jurisdictions may impose more stringent or conflicting requirements and penalties than those in Asia, compliance with which could require significant resources and costs. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by governmental entities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt our business.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

E-commerce is a highly competitive industry, and we face competition from numerous companies that offer similar services to our own. If we are not able to compete effectively with our competitors, we may not be able to attract new business or retain any business we do acquire in the future. It is imperative that we make every attempt to remain at the forefront of our industry and offer high quality service to ensure that we remain viable going into the future. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much working capital at present, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

User behavior on smart phones and mobile devices is rapidly evolving, and if we fail to successfully adapt to these changes, our competitiveness and market position could suffer.

Asian consumers are increasingly using smart phones and mobile devices for a wide range of purposes, including purchasing local services. The variety of technical and other configurations across different smart phones, mobile devices and platforms increase the challenges associated with this environment. When we have completed development of Rito Online Mall our ability to successfully expand the use of smart phones and mobile devices to access our platform is affected by the following factors: our ability to continue to provide compelling e-commerce platforms and tools in a multi-device environment; the quality of our mobile commerce offerings and mobile-based payment services; our ability to successfully deploy apps on popular mobile operating systems that we do not control, such as Android and iOS; our ability to adapt to the device standards used by third-party manufacturers and distributors; and the attractiveness of alternative platforms.

If we are unable to attract significant numbers of new mobile customers and increase levels of mobile engagement, our ability to maintain or grow our business could be adversely affected.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation among the local merchants and retail consumers as a quality e-commerce platform for local services and our "Rito" brand is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the e-commerce industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective market campaigns to increase brand recognition and awareness in a highly competitive market; our ability to deliver highly-valued services on a continuous basis; and effective quality control of goods and services provided to the retail customers by our merchant clients.

We will continue to conduct, various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our information website. The information website is how we will generate future revenue. Because we will be limiting our marketing activities, we may not be able to attract enough suppliers and customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our products;

• Our ability to retain grow our business and attract new customers;

• General economic conditions;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

China South Telecom Group Company Limited, Rito Group Holding Ltd. and Greenpro Venture Capital Limited when combined beneficially own approximately, or have the right to vote on, 98.77% of our outstanding common stock. As a result, they have a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and position,they are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by them could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Choi Tak Yin Addy, our Chief Executive Officer. Without Choi Tak Yin Addy’s continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Choi Tak Yin Addy, our Chief Executive Officer. We currently do not have an employment agreement with Choi Tak Yin Addy. The loss of our Chief Executive Officer’s services would delay our business operations substantially.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: effectively marketing and developing our online to offline marketing platform as well as acquiring interested parties to make use of our business referral programs. If we are not successful, we will not be able to fully implement or expand our business plan.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have limited experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our Management Team lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 50,520,000 shares are issued and outstanding as of April 18, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal operations and assets, we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to the Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Rito Group Corp. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Choi Tak Yin Addy will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Choi Tak Yin Addy is going to be selling shares on behalf of the Company in this offering. Choi Tak Yin Addy is also simultaneously having his shares registered for resale. This conflict of interest could divert his time and attention in selling shares on behalf of the Company since he will also be able to sell her own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our CEO Choi Tak Yin Addy does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Choi Tak Yin Addy does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Choi Tak Yin Addy who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan. Our Chief Operating Officer, Or Ka Ming is also deemed to be an underwriter in this offering.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without substantive revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $25,000. We will have to utilize funds from this offering to pay for our offering expenses. If we do not raise enough funds to pay for this offering or other related business expenses pursuant to our business plan Choi Tak Yin Addy, our Chief Executive Officer, has verbally agreed to loan the company funds, however he has no formal obligation to do so. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $25,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The date of inception below reflects that of Rito International Enterprise Company Limited.

Corporate structure: Rito Group Corp operates through its wholly owned subsidiary, Sino Union International Limited, a Company organized under the laws of the British Colony, Anguilla. Our wholly owned subsidiary, Sino Union International Ltd. owns 100% of Rito International Enterprise Company Limited, a Hong Kong Company.

The tables and information below are derived from our financial statements.

Balance Sheet

(Currency expressed in USD)

As of June 30, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$70,778

NON-CURRENT ASSETS
Intangible asset	10,900

TOTAL ASSETS	$81,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,762
Accrued expenses and other payables	27,157
Total Current Liabilities	29,919

TOTAL LIABILITIES	$29,919

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 200,000,000 shares authorized,
None issued and outstanding	-
Common stock, $0.0001 par value, 600,000,000 shares authorized,
50,520,000 shares issued and outstanding	5,052
Additional paid-in capital	147,448
Accumulated other comprehensive income	19
Accumulated deficit	(100,760)
TOTAL STOCKHOLDERS’ EQUITY	$51,759

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$81,678

Statement of operations

(Currency expressed in USD)

August 12, 2014 (inception) through June 30, 2015
REVENUE
- Related party	$1,855
- Non-related party	1,551
3,406

COST OF REVENUE	(2,043)

GROSS PROFIT	1,363

GENERAL AND ADMINISTRATIVE EXPENSES	(102,123)

LOSS BEFORE INCOME TAX	(100,760)

INCOME TAX EXPENSE	-

NET LOSS	(100,760)

Other comprehensive income:
- Foreign exchange adjustment gain	19
COMPREHENSIVE LOSS	(100,741)

Net loss per share- Basic and diluted	$(0.03)

Weighted average number of common shares outstanding - Basic and diluted	3,556,709

Balance Sheets

(Currency expressed in USD)

	As of
	December 31, 2015	June 30, 2015
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$316,438	$70,778
Prepayment & Deposit	9,724
Accounts and other receivables	6,416	-

Total current assets	332,578	70,778

Non-current assets:
Plant and equipment	10,768	-
Intangible asset	10,900	10,900
TOTAL ASSETS	$354,246	$81,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payables	$7,422	$2,762
Amounts due to directors	14,042	-
Amount due to a related company	4,722	-
Accrued expenses and other payables	23,661	27,157

Total current liabilities	49,847	29,919

Non-current liabilities:
Convertible notes payable	620,608	-

Total liabilities	670,455	29,919

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 200,000,000 shares authorized,
None issued and outstanding	-	-
Common stock, $0.0001 par value, 600,000,000 shares authorized,
50,520,000 shares issued and outstanding	5,052	5,052
Additional paid-in capital	147,448	147,448
Accumulated other comprehensive income	20	19
Accumulated deficit	(468,729)	(100,760)

Total stockholders’ (deficit) equity	(316,209)	51,759

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$354,246	$81,678

Statements of Operations

(Currency expressed in USD)

 (Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2015	2014	2015	2014

REVENUES	$277	$142	$5,878	$1,214

COST OF REVENUES	0	(68)	(2,491)	(620)

GROSS PROFIT	277	74	3,387	594

OPERATING EXPENSES:
General and administrative	(185,467)	(22,213)	(355,757)	(25,638)

LOSS FROM OPERATIONS	(185,190)	(22,139)	(352,370)	(25,044)

OTHER EXPENSE:
Interest expense	(11,788)	-	(15,599)	-

LOSS BEFORE INCOME TAX	(196,978)	(22,139)	(367,969)	(25,044)

Income tax expense	-	-	-	-

NET LOSS	(196,978)	(22,139)	(367,969)	(25,044)

Net loss per share – Basic and diluted	(0.00)	-	(0.01)	-

Weighted average number of common shares outstanding – Basic and diluted	50,520,000	-	50,520,000	-

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash and cash equivalents balance is $316,438 as of December 31, 2015. We believe our cash balance is sufficient to fund our current level of operations, without any significant advancement of our business plan for the next six months. In order to fully implement our plan of operations to its full extent for the next twelve-month period, we require further funding in the amount of $1,500,000. We plan to obtain this funding from this offering through the sale of 1,000,000 shares of our common stock at $1.50 per share.

The following is how we plan to allocate funds over the next twelve months should this offering be successful. We may allocate funds to a lesser extent or in varying degrees to these below areas, should we not raise the maximum funds from this offering, in the amount of $1,500,000. Our Chief Executive Officer Choi Tak Yin Addy may be willing to loan or advance any capital to us, should it be necessary at any point. He does not however, have any obligation to provide or loan such funds.

If 1,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Market Research	$50,000
Office Equipment	$50,000
Expenses related to Website Development	$50,000
IT Support	$50,000
Marketing efforts to acquire new customers	$400,000
Recruiting personnel and hiring staff	$400,000
Hire independent consultants to assist with business development	$350,000
Pay for Reporting Requirements	$50,000
Training new staff	$50,000
Legal Expenses	$25,000
Offering Expenses	$25,000
TOTAL	$1,500,000

For a detailed breakdown of our use of proceeds please refer to the section titled “Use of Proceeds.”

Results of operations for the three and six months ended December 31, 2015 and the three and six months ended December 31, 2014

Revenues

For the three and six months ended December 31, 2015 the Company generated revenue in the amount of $277 and $5,878 while for the three and six months ended December 31, 2014 the Company generated revenues in the amount of $142 and $1,214. Our gross profits the three and six months ended December, 2015 were $277 and $3,387 which is substantially greater than $74 for the three months ended December 31, 2014 and $594 for the six months ended December 31, 2014. The increase in revenue and gross profit is due to increasing customers. We believe that in order to attract more customers in the future we must increase our marketing efforts and or develop new products.

 Net Loss

Our net loss for the three and six months ended December 31, 2015 were $196,978 and $367,969 while our net loss for the three and six months ended December 31, 2014 were $22,139 and $25,044.

General and Administrative Expenses

For the three and six months period ended December 31, 2015 we have had general and administrative expenses in the amount of $185,467 and $355,757 while for the three and six months ended December 31, 2014 we have had general and administrative expenses in the amount of $22,213 and $25,638. These expenses are comprised of marketing expenses of $140,413, advertising and promotion costs of $103,680, and professional fees of $35,852.

Liquidity and Capital Resources

Cash Used In Operating Activities

Net cash used in operating activities was $364,657 for the six months ended December 31, 2015 as compared to net cash used in operating activities of $22,282 for the six months ended December 31, 2014. The cash used in operating activities were a result of our net loss attributable to marketing, advertising promotional costs, and professional fees.

Cash Used In Investing Activities

Net cash used in investing activities was $13,793 and $10,900 for the six months ended December 31, 2015 and 2014 respectively. The cash used in investing activities were mainly for the purchase of office equipment and software.

Cash Provided By Financing Activities

Net cash provided by financing activities was $624,109 and $80,646 for the six months ended December 31, 2015 and 2014 respectively. The cash provided by financing activities was mainly from the aggregate proceeds of $605,345 from the issuance of convertible notes payable from August to December 2015.

The total advances from directors and a related company amounted to $18,764 for the six months ended December 31, 2015, while the advances from directors amounted to $80,645 for the six months ended December 31, 2014.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Currency Exchange

As of December 31, 2015 the cash and cash equivalents disaggregated by currency denomination are as follows:

Rito Group Corp.	HKD 2,244,796 (equivalent to USD 289,651) & USD 6,190
Sino Union International Limited	HKD 1,330 (equivalent to USD 172)
Rito International Company Limited	HKD 155,327 (equivalent to USD 20,042) & RMB 2,457 (equivalent to USD 382)

Currently, there are no restrictions on the foreign exchange and transfer of cash between our entities, across borders and between U.S. investors. All the banks accounts of above entities are open at HSBC in Hong Kong. So the entities can freely transfer cash between entities.

Off-Balance Sheet Arrangements

As of December 31, 2015, we did not have any off-balance sheet arrangements.

Contractual Obligations and Commitments

From August to December 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to investors in an aggregated principal amount of $605,345. The Convertible Notes bear interest at a rate of 8% per annum with a maturity of two years, due in 2017. The principal and accrued interest are payable in a lump sum at maturity. The notes are convertible into shares of the Company’s common stock at a conversion price of $0.25 per share at the note holders’ sole and exclusive option.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our consolidated financial statements for the six months ended December 31, 2015, and are included elsewhere in this prospectus.

Results of operations for the period from August 12, 2014 (inception) to June 30, 2015

Revenues

For the period from inception to June 30, 2015 the Company generated revenue of $3,406

Net Loss

We recorded a net loss of $100,760 as a result of our aforementioned general and administrative expenses.

General and Administrative Expenses

For the period from inception to June 30, 2015 we have had general and administrative expenses in the amount of $102,123. These expenses are comprised of formation of our Company, marketing and advertising costs.

Liquidity and Capital Resources

Cash Used In Operating Activities

For the period from inception to June 30, 2015 we had $70,841 cash used in operating activities as a result of our net loss attributable to the formation of our Company, marketing and advertising expenses.

Cash Used In Investing Activities

For the period from inception to June 30, 2015 we invested $10,900 in the intellectual property which is an E-commerce Customer Relationship Management System, namely “U惠-CRM U-Hui-CRM”.

Cash Provided By Financing Activities

On March 24, 2015 Mr. Choi purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company as working capital.

On May 15, 2015 we “Rito Group Corp.” exchanged 100,000 shares of our restricted common stock at a par value of $0.0001 with Or Ka Ming, the controlling shareholder of Sino Union International Limited, for 100% of the common stock of Sino Union International Limited. The consideration was in the form of shares and the value of the share exchange was in the amount of $10.00. Sino Union International Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

During the period from inception to June 30, 2015, Rito International Enterprise Company Limited, a wholly owned subsidiary of the Company, received working capital in amount of $84,500 for its operating purpose. The source of the $84,500 is from a combination of funds received from Honk Kong investors, who are now also some of our shareholders of Rito Group Corp, and from our current directors of Rito Group Corp.

On June 8, 2015 Rito Group Holding Limited, China South Telecom Group Company Limited and Greenpro Venture Capital Limited purchased 17,400,000, 17,500,000, and 15,000,000 shares of restricted common stock respectively, each with a par value of $.0001 per share, from the Company. The $4,990 in proceeds went directly to the Company as working capital.

June 17, 2015 the Company sold shares to 43 shareholders, of which reside in Hong Kong and China. A total of 420,000 shares of restricted common stock were sold at a price of $0.15 per share. The total proceeds to the Company amounted to a total of $63,000. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Currency Exchange

As of June 30th 2015 the cash and cash equivalents disaggregated by currency denomination are as follows:

Rito Group Corp.	HK 530,400 (equivalent to USD 68,000)
Sino Union International Limited	HKD 3,500 (equivalent to USD 452)
Rito International Company Limited	HKD 16,692 (equivalent to USD 2154) RMB 1335 (equivalent to USD 172)

Currently, there are no restrictions on the foreign exchange and transfer of cash between our entities, across borders and between U.S. investors. All the banks accounts of above entities are open at HSBC in Hong Kong. The entities can freely transfer cash between entities.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

INDUSTRY OVERVIEW

Hong Kong is a location with some of the highest usage of smartphones in the world, with 85% of all households equipped with broadband access. According to a survey conducted by MasterCard Worldwide in 2013, 66.4% of Hong Kong’s people shopped online, marking an increase from 57.9% in 2011, which can be found at https://www.mastercard.com/hk/consumer/_assets/press-center/HK_Online_Shopping_2013_Eng_FINAL.pdf

Mobile Commerce

A 2012 research study titled “PayPal Online and Mobile Shopping Insights 2012," released by PayPal and featured in full at http://www.startupshk.com/paypal-study-reveals-2012-as-monumental-year-for-mobile-commerce-in-hong-kong/ claims that the mobile commerce market is poised to reach HK$17.8 billion (US$2.2 billion) in 2015, which is 12 times larger than the figure from 2011. The number is presumably much larger compared to the internet market size claims made by Euromonitor (HK$8.9 billion or US$1.14 billion in 2013) because PayPal's figure also includes non-consumables such as the ticket and reservation sales mentioned above. In any case, it's clear that the opportunity for a mobile optimized e-commerce experience is going to be even greater over the next few years.

Retail Still Dominant

Store-based retailing remains the preferred channel for most consumers in Hong Kong. This is possibly motivated by the sheer abundance of chain and independent retailers conveniently located around Hong Kong. In fact, most customers turn to websites outside of Hong Kong because the market for goods available within Hong Kong is simply not the same as the market for goods that can be found abroad. For example, most online shoppers in Hong Kong either purchase cheap goods via Taobao from China or expensive items/brands/games that are not available yet in Hong Kong via overseas websites like Amazon, Rakuten, Asos, etc.

Hong Kong offers a favorable environment for the development of Internet and electronic commerce. As a regional trading and service hub Hong Kong is where commercial activity take place day and night, serving both local and foreign companies. These commercial activities are supported by Hong Kong's excellent telecommunications and information technology infrastructure.

The following information can be found at: http://hong-kong-economy-research.hktdc.com/business-news/article/Hong-Kong-Industry-Profiles/Internet-Industry-in-

Hong-Kong/hkip/en/1/1X000000/1X0060U6.htm

The information and communication technology (ICT) sector contributed HK$124 billion to Hong Kong’s economy in 2012, representing 6.2% of the gross domestic product (GDP), according to Census and Statistics Department.

The internet is expected to contribute about HK$146 billion to Hong Kong’s economy, which Boston Consulting Group (BCG) estimated to be about 7% of GDP by 2015.

The Internet is widely used in the business sector, as 74.8% of all establishments used the Internet in 2013.

In 2013, the total number of establishments adopting e-commerce sales was estimated at 12,852. The value of E-commerce sales value reached HK$ 284.7 billion in 2012, accounting for 3.7% of total business receipts of those establishments adopting e-commerce sales.

Range of Services

Many individuals use the Internet mainly for communication and information purposes. However, business transactions via the Internet (or e-commerce) are on the rise in Hong Kong. In 2013, 26.4% of Hong Kong companies had their own websites, up 7.1% from 2008. This percentage varied from 86.9% for large companies (those employing more than 100 employees) to 20.7% for small companies (those employing less than 10 employees). These websites were mainly for disseminating company information and collecting customer feedback.

Business to Consumer (B2C) -- online consumerism

B2C e-commerce occurs when a company sells its goods or services to the consumer over the Internet. There are different kinds of B2C Internet sites in Hong Kong, including online stores and sites offering financial services (particularly banking and securities), ticketing services and information services.

According to a survey conducted by MasterCard Worldwide in 2013, 66.4% of Hong Kong citizens shopped online, increasing from 57.9% in 2011. In the same survey, 82.0% of the interviewees indicated that they had the intention to shop online, compared to 75.5% in 2011. The main reason for online shopping was convenience, as indicated by 70.2% of the respondents. This information can also be found at: https://www.mastercard.com/hk/consumer/_assets/press-center/HK_Online_Shopping_2013_Eng_FINAL.pdf

Business to Business (B2B) e-commerce -- online transactions among companies

B2B e-commerce involves companies using the Internet for making transactions with suppliers and services providers. These kinds of transactions used to take place using electronic data interchange (EDI) over proprietary networks before migrating to the Internet. A number of B2B Internet sites have been established in Hong Kong and they usually involve trading of standard commodities such as steel, sourcing activities or supply chain management.

On the other hand, the Internet was most widely used in the information and communications sector, as well as financing, insurance, real estate and business services sector in 2013.

Industry Development and Market Outlook

Latest Development in Hong Kong

According to Boston Consulting Group (BCG), the internet is expected to contribute about HK$146 billion to Hong Kong’s economy and about 7% of GDP by 2015. http://hong-kong-economy-research.hktdc.com/business-news/article/Hong-Kong-Industry-Profiles/Internet-Industry-in-

Hong-Kong/hkip/en/1/1X000000/1X0060U6.htm

In the Networked Readiness Index 2014, the World Economic Forum (WEF) ranked Hong Kong eighth in the world.

With broadband and mobile penetration rates at 85% and 231%, Hong Kong Internet connection speeds are among the highest in the world according to the Office of the Communications Authority.

In 2012 and 2013 Hong Kong ranked First in the world in terms of its fast Internet access according to Akamai Technologies, a US-based global internet content delivery network. Indicated in its “State of the Internet” Q4 2013 report, Hong Kong's average peak speed was 68.0 megabits per second (Mbps), and 16% speedier than a year ago, and about three times the global average of 23.2 Mbps. This information can be found at https://www.akamai.com/us/en/about/news/press/2014-press/akamai-fourth-quarter-2013-state-of-the-internet-report.jsp

The Internet has been widely used by Hong Kong shoppers, particularly the younger generation. According to a survey conducted by MasterCard Worldwide in 2013, more items were being purchased online, from 4.8 items in 2011 to 5.4 items in 2012. In addition, 76.4% of respondents aged 25-34 purchased products or services on the Internet.

In the same survey, app stores were found to be the most common spending categories online, followed by airlines, travel and hotels. On the other hand, the most-visited websites in Hong Kong were coupon/ deal sites, cinema/ movie theaters and restaurants/ food delivery services.

*all above sources are freely and publicly available

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Rito Group Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on March 24, 2015.

On March 24, 2015 Choi Tak Yin Addy was appointed as Chief Executive Officer, and as a member of our Board of Directors. Also on March 24, 2015 Mr. Choi purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company as working capital.

On May 15, 2015 we “Rito Group Corp.” exchanged 100,000 shares of our restricted common stock at a par value of $0.0001 with Or Ka Ming, the controlling shareholder of Sino Union International Limited, for 100% of the common stock of Sino Union International Limited. The consideration was in form of shares and the value of the share exchange was in the amount of $10.00. Sino Union International Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On June 8, 2015 Rito Group Holding Limited, China South Telecom Group Company Limited and Greenpro Venture Capital Limited purchased 17,400,000, 17,500,000, and 15,000,000 shares of restricted common stock respectively, each with a par value of $.0001 per share, from the Company. The $4,990 in proceeds went directly to the Company as working capital.

On June 16, 2015 Or Ka Ming was appointed Chief Operating Officer, Secretary, and as a member of our Board of Directors.

On June 16, 2015 Choy Wing Fai was appointed Chief Financial Officer, Chief Accounting Officer, Treasurer, and as a member of our Board of Director.

On June 16, 2015 Kao Pun Yiu Philip was appointed Chief Technical Officer and as a member of our Board of Directors.

June 17, 2015 the Company sold shares to 43 shareholders, of which reside in Hong Kong and China. A total of 420,000 shares of restricted common stock were sold at a price of $0.15 per share. The total proceeds to the Company amounted to a total of $63,000. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 420,000 shares of common stock sold on June 17, 2015 at $0.15 per share compared to the 50,100,000 shares we sold or exchanged at $0.0001 on March 24, 2015, May 15, 2015 and June 8, 2015 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point. The aforementioned parties offered shares at the discounted price of .0001 assisted in development of our business plan.

In August and December 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to investors in an aggregated principal amount of $605,345. The Convertible Notes bear interest at a rate of 8% per annum with a maturity of two years, due in 2017. The principal and accrued interest are payable in a lump sum at maturity. The notes are convertible into shares of the Company’s common stock at a conversion price of $0.25 per share at the note holders’ sole and exclusive option.

Special Note

We are a development stage Company. Thus far the Company has been actively searching for Companies that may be interested in listing their own products for sale on our (to be developed) E-Commerce site which we plan to establish in the next year. At this time the Company has been actively reaching out to third party website developers, one of whom we will select following this offering to design and code our online E-Commerce platform. We are currently attempting to establish concrete physical agreements with the Companies we have been in discussions with, regarding listing their products on our future E-Commerce Site in exchange for a fee or commission to be agreed upon by both parties.

Before we are able to generate substantive revenues, we believe we will need our E-Commerce Site to be completed and fully functional, to the point a buyer could purchase a product, and we will also need physical agreements with vendors to list their products on our E-Commerce Site. We believe that the timeline to achieve both of these activities is about 8 months.

Thus far all of our revenues have been generated through commissions our Chief Executive Officer Mr. Choi Tak Yin, Addy, received for selling goods of local retailers in Hong Kong to personal acquaintances. The selling of these goods was done directly without any E-Commerce platform.

Business Overview

Rito Group Corp is a company that operates through its wholly owned subsidiary, Sino Union International Limited, a Company organized under the laws of the British Colony, Anguilla. It should be noted that our wholly owned subsidiary, Sino Union International Ltd. owns 100% of Rito International Enterprise Company Limited, a Hong Kong Company.

At this time we operate exclusively through our wholly owned subsidiary and share the same business plan of our subsidiary which is the sale of miscellaneous retail goods. To date the goods sold have been sold through the individual efforts of our management by selling to personal contacts, and the sales have consisted of stainless steel and crystal accessories from Steela + Steelo as well as cookware from Malox. These goods are described in greater detail later in the business overview. Sino Union International Limited also shares the same business plan of Rito International Enterprise Company Limited. (the following business plan pertains to all aforementioned businesses, of which all share the same business plan.

The future business of Rito is the development of “Rito Online mall” which will provide a platform for merchants and customers to facilitate transactions and take advantage of the growth opportunity we have identified in Hong Kong’s E-Commerce Industry. The Rito Online Mall has not yet been developed and is not operational at this time.

As the market continues to evolve we have identified that taking advantage of the emerging E-Commerce industry is the key to future success and we cannot rely on simply purchasing in a store and trying to attract customers through more outdated methods. The products Rito Online mall will offer include handmade accessories, necklaces, watches, cookware, and numerous other products that we feel will be highly marketable to the population of Hong Kong in particular. Given the ever increasing competitive market we plan to operate in, Rito Group Corp feels that by utilizing the emerging E-Commerce business model known as Online to Offline (O2O) to give us a strategic advantage based around the shopping patterns of the average Hong Kong citizen.

Store-based retailing remains the preferred channel for most consumers in Hong Kong. This is possibly motivated by the sheer abundance of chain and independent retailers conveniently located around Hong Kong. In addition, within Hong Kong a significant part of the culture is to go from store to store and purchase goods as opposed to ordering them online. Citizens prefer to go to the store to look at goods versus simply ordering them online, order and wait. By finding what they are looking for on our online mall and being given the option to go to our physical location to view our display products (which will be identical to those offered at the store, but for display purposes only and not for sale) and see them before they order this will cater to the growing internet usage of the region while also keeping an important aspect of the culture intact.

We are in the midst of creating a new online platform called the Rito Online Mall which will feature products from many different retailers, disclosed in greater detail below. In order to generate revenue from the Rito Online Mall we will require all of our members to pay a base membership fee. In order to list on our website vendors do not need to pay a membership or listing fee. Our members will serve as our sales force and will assist in selling the products listed by vendors on the Rito Online Mall. If our members are successful in selling products on the mall, their name will be entered in as a reference and they will receive a commission on the sale of products. The membership fees and commissions have not been determined yet, and will be evaluated and implemented as our business continues to develop.

We will also have a physical location which will have display pieces of the items available on our platform for consumers to look at and test prior to purchasing the products online. The target demographic for this marketing strategy is primarily middle-class individuals of all ages who want to improve their quality of life. To that end the online shop will mainly list high quality products with international brand recognition. In the future, Rito plans to open numerous showrooms in Asia, not strictly limited to Hong Kong, so that we can reach an even larger market should our initial model within Hong Kong prove to be as successful as we project.

Our Future Featured Products on the ‘Rito Mall’

*Please note that we do not have definitive agreements with the below mentioned companies, but rather word of mouth agreements and these are tentative products for Rito Online Mall that may, or may not, end up in the final version.

SIMBrane – This product is an ultra-soft SIM membrane that allows for different bundling of data and voice services to be self-activated by customers dynamically on an on-demand basis without changing his/her original SIM card.

In simpler terms this means that after the traveler sticks the SIMBrane on top of his original SIM card, he/she can self-activate the card by following a few short steps, and enjoy unlimited data and voice service when he/she goes aboard. It should be noted that prior to the implementation of this device the purchaser will need to go SIMBrane’s Mobile Store website to purchase his/her specified plan.

SIMBrane allows travelers to self-enable the mobile data and voice service on-demand in a very flexible, cost effective way and travelers no longer need to change their SIM card when they travel. SIMBrane supports a dynamic allocation and assignment of International Mobile Subscriber Identity (“IMSI”) and MSISDN values to a wireless device in an on-demand basis which can highly improve the users experience and convenience.

Secondly, SIMBrane mobile store offers customers the ability to purchase and self-activate the required mobile data and voice service package to best suit their needs at any time.

Lastly, the payment service for SIMBrane is very convenient. It allows customers to pay on their own mobile through Alipay, Union Pay and Paypal. For traditional payment channels, we can also support 7-Eleven convenience stores and HSBC’s ATMs. The payment solution is operating on a prepaid mechanism just like Alipay and Paypal so it has excellent coverage on money collection and settlement for both the customers and the merchants.

Steela+Steelo

Product: Jewelry, accessories, watch

“Steela+Steelo” (“s+s”) ,which is a Hong Kong brand with more than a decade of history, is a provider of stainless steel jewelry with simple designs and remarkable ideas. It is specialized in the design of stainless steel, crystal accessories and watches.

These products seem to appeal primarily to Asians and Westerners, and “s+s” Stainless Steel Jewels is made from pure steel that is harmless to human body. Its hard nature explains its durability and everlasting new look. The simplicity of stainless steel allows each jewel piece to be perfectly made into unique yet stylish designs.

S+S has a verbal, and currently non-binding, agreement with Rito to exclusively supply their products in the Rito Online mall when it has finished development.

Tamaris

Tamaris is a German footwear brand and is one of Europe's most popular brands in the industry. Tamaris mainly sells shoes and accessories with premium material and exquisite workmanship. It has adopted the traditional German spirit which is people-oriented and comfort as their first creation priority. Akin to their automotive and optical industry, they pursue faultless comfort and durability in this industry as well.

Tamaris is a brand with international concepts and customers are attracted by its innovative design and high quality, which explains its rapid growth in the international fashion industry.

Tamaris will mainly sell high quality accessories in the Rito Online mall, such as earrings, rings, bracelets and necklaces.

Funglan

Product: Water Air Revitalisor

Funglan Environmental protection & technology Co., Ltd is a high grade technology enterprise which professionally engages in R&D, manufacturing and marketing of environmental protection products.

They possess innovative techniques of water washing systems adopted in air purifiers and are a global leader in their industry. Funglan's mission is to provide quality products to improve customer’s indoor environment, so that they can enjoy a healthy and happy life.

Funglan is supported by a professional and experienced team of R&D in air purifiers, patented technology, and modernized machines. Listed by ISO 9001 ensures Funglan's quality control system, CE-ROHS listed also enables Funglan's products can enter into international market. Funglan also exports to Europe, USA and Southeast Asia.

The product that will be sold in Rito Online mall is the Air Revitalisor which rids the air of bacteria, fungi, odor, pollens and other pollutants. The resultant air from the air revitalisor will be clean, fresh and aromatic.

Malox

Product: Healthy Electric Kettle & stainless cookware

The products are designed in Germany and made in China by YuZe Metal limited Company.

YuZe Metal limited Company was established in 2003 and their idea is to produce the highest quality cookware at affordable prices.  They also regularly invest in the latest production technology, such as impact bonding machines, which speed up production accuracy and quality.

Their main products are high quality stainless steel cookware and multi-ply material cookware. They can produce special shaped cookware or large quantity orders efficiently with their advanced technology.

Their customers are from over the world, including Europe, North America and Southeast Asia. They also maintain good cooperative relations with many famous international cookware companies.

Company Milestones (Next 12 Months)

The following is our detailed disclosure of the the milestones we feel are necessary to fully implement our aforementioned business plan. As mentioned in other areas of this registration statement we plan to use the proceeds from this offering to pay for the expenses associated with each milestone. If we do not have enough funds to pay for any of the following steps our Chief Executive Officer Choi Tak Yin Addy has verbally stated that he may be willing to loan or advance capital to us. He does not, however, have any obligation to provide or loan such funds. If such funds are not provided we would have to allocate funds to a lesser extent to the each respective step in the process. The primary obstacle we see at this point is having enough funds to carry out the below, and all other risks we have disclosed in the risk factor section herein.

The below amounts we believe are necessary for each step are based on the sole opinion of the Company.

Month 1: Conduct market research on how to target our prospective buyers and drive traffic to our E-Commerce Platform. We believe we will need to allocated $50,000 to this step. Throughout the twelve months we believe we will have a total of $25,000 in offering expenses and $25,000 in legal expenses. We also believe that we will incur around $50,000 over the twelve months in reporting requirements.

Month 2:  We believe that at this point in time we will need to allocate $50,000 to website development. However, as website development is an ongoing process this fee may be broken into smaller increments over the next few months until development is finalized.

Month 3: We will begin our marketing efforts in this month and believe we will spend around $40,000 this month, and $40,000 for this purpose every month hereafter for a total of $400,000.

Month 4: We will purchase office equipment to furnish our offices, and we anticipate the total cost of this will be around $50,000.

Month 5: During this month we anticipate that our expenses will consist of marketing expenses, as described in month three.

Month 6: We will seek out independent consultants who will assist us with business development. We anticipate this will cost us around $50,000 this month and for every month hereafter for a total of $350,000.

Month 7: During month 7 we will begin recruiting and hiring staff. We are unsure on the month to month distribution of the funds we have allocated for this purpose, as it depends upon how many staff we are able to acquire each month. That being said, we anticipate a total expenditure of $400,000 for this purpose. We will also need to train our new staff, which we have allocated $50,000 dollars for over the remaining months.

Month 8: We anticipate that we will complete development of the Rito Online Mall at this point in time. If this is the case then we also anticipate we will begin generating revenue at this point. We will need to allocate around $50,000 for IT support when the platform is live, but the month to month breakdown is unclear at this point.

Months 9-12: We will have no unique expenses during these months, as far as we are aware. Out expenses will consist of marketing, consultant fees, recruitment and hiring of staff, as well as training of staff. The breakdown of what we anticipate these fees will be has been disclosed in the previous months.

Employees

As of June 30, 2015 we have four part time employees, all of which make up our Officers and Directors.

Currently, our Officers and Directors each have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/ or director.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Competition

E-commerce for location based, entertainment and lifestyle service providers has begun to grow rapidly around the world. The e-commerce service providers can be categorized into two sectors. One sector consists of self-operated vendors modeled after Amazon and Groupon, including jd.com, meituan.com and the group buy channel of dianping.com. The second sector consists of third-party platform operators such tmall.com, which focuses on facilitating the sales of goods.

Our competitors also include industry, or content-specific, vertical websites whose information serves the same underlying industries as some of the products that will be listed on our online Mall. We may also face competition from major Internet companies who may enter into the e-commerce for local services industry.

We believe that the E-commerce industry will continue to experience technical upgrades, evolution in market standards, changes in the needs of merchants and continuous innovation. Our ability to maintain our position and market share depends on many factors, such as: the quality of goods and services on the Rito Online mall, our customer satisfaction, our ability to expand our customer base, the number of products and merchants we can attract to our online mall, our reputation and brand recognition compared to our competitors and the continued growth of Hong Kong’s economy.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.50. The following tables sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25%of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,500,000 as anticipated.

If 1,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Market Research	$50,000
Office Equipment	$50,000
Expenses related to Website Development	$50,000
IT Support	$50,000
Marketing efforts to acquire new customers	$400,000
Recruiting personnel and hiring staff	$400,000
Hire independent consultants to assist with business development	$350,000
Pay for Reporting Requirements	$50,000
Training new staff	$50,000
Legal Expenses	$25,000
Offering Expenses	$25,000
TOTAL	$1,500,000

If 750,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Market Research	$37,500
Office Equipment	$37,500
Expenses related to Website Development	$37,500
IT Support	$37,500
Marketing efforts to acquire new customers	$300,000
Recruiting personnel and hiring staff	$300,000
Hire independent consultants to assist with business development	$262,500
Pay for Reporting Requirements	$37,500
Training new staff	$25,000
Legal Expenses	$25,000
Offering Expenses	$25,000
TOTAL	$1,125,000

If 500,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Market Research	$25,000
Office Equipment	$25,000
Expenses related to Website Development	$25,000
IT Support	$25,000
Marketing efforts to acquire new customers	$200,000
Recruiting personnel and hiring staff	$200,000
Hire independent consultants to assist with business development	$150,000
Pay for Reporting Requirements	$25,000
Training new staff	$25,000
Legal Expenses	$25,000
Offering Expenses	$25,000
TOTAL	$750,000

If 250,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Market Research	$12,500
Office Equipment	$12,500
Expenses related to Website Development	$12,500
IT Support	$12,500
Marketing efforts to acquire new customers	$90,000
Recruiting personnel and hiring staff	$90,000
Hire independent consultants to assist with business development	$82,500
Pay for Reporting Requirements	$12,500
Training new staff	$12,500
Legal Expenses	$12,500
Offering Expenses	$25,000
TOTAL	$375,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.50 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$1.50	$1.50	$1.50
Book Value Per Share Before the Offering	$0.000	$0.000	$0.000
Book Value Per Share After the Offering	$0.001	$0.008	$0.023
Net Increase to Original Shareholder	$0.001	$0.008	$0.023
Decrease in Investment to New Shareholders	$1.499	$1.492	$1.477
Dilution to New Shareholders (%)	99.934%	99.467%	98.467%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(327,109)
Net proceeds from this offering	1,500,000
$1,172,891
Denominator:
Shares of common stock outstanding prior to this offering	50,520,000
Shares of common stock to be sold in this offering (100%)	1,000,000
51,520,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(327,109)
Net proceeds from this offering	750,000
$422,891
Denominator:
Shares of common stock outstanding prior to this offering	50,520,000
Shares of common stock to be sold in this offering (50%)	500,000
51,020,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(327,109)
Net proceeds from this offering	375,000
$47,891
Denominator:
Shares of common stock outstanding prior to this offering	50,520,000
Shares of common stock to be sold in this offering (25%)	250,000
50,770,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 820,000 shares of our common stock held by 48 (forty eight) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 18, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Rito Group Holding Ltd	17,400,000	100,000	17,300,000	34.24%
China South Telecom Group Company Limited	17,500,000	100,000	17,400,000	34.44%
Greenpro Venture Capital Limited	15,000,000	100,000	14,900,000	29.49%
Choi Tak Yin Addy	100,000	50,000	50,000	0.09%
Or Ka Ming	100,000	50,000	50,000	0.09%
Lo Wing Yi	10,000	10,000	0	0%
Tsoi Siu Nung	10,000	10,000	0	0%
Lau Pui Yee	10,000	10,000	0	0%
Li Wai Ping	10,000	10,000	0	0%
Wu Pik Lung	10,000	10,000	0	0%
Choy Sik Fai	10,000	10,000	0	0%
Chan Sai Yin Samuel	10,000	10,000	0	0%
Che Wing Lam	10,000	10,000	0	0%
Chan Wai Cheong	10,000	10,000	0	0%
Lin Fung Lai, Claudia	10,000	10,000	0	0%
Chan Chuk Fai	10,000	10,000	0	0%
Chan Chee Chau	10,000	10,000	0	0%
Mak Woon Yung	10,000	10,000	0	0%
Yeung Tsz Wai	10,000	10,000	0	0%
Lau Chi Hung	10,000	10,000	0	0%
Chan Chi Wai	10,000	10,000	0	0%
Lau Sin Ying	10,000	10,000	0	0%
Chan Fung King Angelina	10,000	10,000	0	0%
Chow Yin Ping	10,000	10,000	0	0%
Cheung Cho Min	10,000	10,000	0	0%
Tsang Wai Man Raymond	10,000	10,000	0	0%
Or Yan Yee	10,000	10,000	0	0%
Wan Tang Lung	10,000	10,000	0	0%
Chen Yong Ming	10,000	10,000	0	0%
Yu Tung Tony	10,000	10,000	0	0%
Leung Chin Kwan	10,000	10,000	0	0%
Leung Chiu Yin	10,000	10,000	0	0%
Leung Ka Fu Philip	10,000	10,000	0	0%
Chan Lap Wai	10,000	10,000	0	0%
Lau Kam Wah	10,000	10,000	0	0%
Lai Ngor Ngor	10,000	10,000	0	0%
Ng Chun Kit Kenneth	10,000	10,000	0	0%
Sham Wing Yan Vivian	10,000	10,000	0	0%
Leung Kin Pong	10,000	10,000	0	0%
Liu Kam Man, Charles	10,000	10,000	0	0%
Lo Yiu Cheong	10,000	10,000	0	0%
Fok Yick Leung Kelvin	10,000	10,000	0	0%
Wu Su Yue	10,000	10,000	0	0%
Zhao Zi Xuan	10,000	10,000	0	0%
Wong Ka Ming	10,000	10,000	0	0%
Tsze Wan Yee Jessica	5,000	5,000	0	0%
Xu Dong Li	5,000	5,000	0	0%
Heung Wing Wai	10,000	10,000	0	0%
Total	50,520,000	820,000	49,700,000	98.35

*Choi Tak Yin Addy is our Chief Executive Officer and a member of our Board of Directors.

*Or Ka Ming is our Chief Operating Officer and a member of our Board of Directors.

*Rito Group Holding Ltd. is 100% owned by Mr. Chan Kin Wah.

*China South Telecom Group Company Limited is 90% owned by Mr. Wong To. The remaining 10% is owned by Mr. Huang Jinwang.

*Greenpro Venture Capital Limited is 50% owned by Mr. Lee Chong Kuang and 50% owned by Mr. Loke Che Chan Gilbert.

Both Mr. Choi Tak Yin Addy and Mr. Or Ka Ming are deemed to be underwriters of this offering.

PLAN OF DISTRIBUTION

The Company has 50,520,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 1,000,000 shares of its common stock for sale at the price of $1.50 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Choi Tak Yin Addy will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Choi Tak Yin Addy is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Choi Tak Yin Addy will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Choi is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Choi will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Choi Tak Yin Addy will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 1,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $1.50 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $1.50 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.50 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $25,000.

Both Mr. Choi Tak Yin Addy and Mr. Or Ka Ming are deemed to be underwriters of this offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Rito Group Corp.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 50,520,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Voting Rights

Each share of stock shall entitle the holder thereof to one vote. At each meeting of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada Revised Statutes prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Common Stock

As of the date of this report we have 50,520,000 shares of common stock issued and outstanding.

Preferred Stock

None issued and outstanding.

Options and Warrants

None.

Convertible Notes

In August and December 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to investors in an aggregated principal amount of $605,345. The Convertible Notes bear interest at a rate of 8% per annum with a maturity of two years, due in 2017. The principal and accrued interest are payable in a lump sum at maturity. The notes are convertible into shares of the Company’s common stock at a conversion price of $0.25 per share at the note holders’ sole and exclusive option.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent but in the near future we intend to enlist the services of one.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Adam Tracy Esq. of 800 W. 5TH Avenue Suite 201A Naperville, Illinois 60563.

The financial statements included in this prospectus and the registration statement have been audited by Weld Asia Associates, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s executive offices are located at Unit Room 2301, Wing Hing Industrial Building, 83-93 Chai Wan Kok Street, Tsuen Wan, NT, Hong Kong.

 Shell Company Status

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)  No or nominal operations; and

(2)  Either:

(i)    No or nominal assets;

(ii)   Assets consisting solely of cash and cash equivalents; or

(iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

-The Company’s shell company status results in the following consequences:

-The Company is ineligible to file a registration of securities using Form S-8; and

-Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS, TRADEMARKS AND INTELLECTUAL PROPERTY

The Company invested in the E-commerce Customers Relationship Management System, namely “U惠-CRM U-Hui-CRM”, related to provide customer management, without limitation, all Intellectual property Rights and Technical Information. This management system is owned by Rito Group Corp. At present, it should be noted that this management system is in the development stage, and while plans have been created for how this system will work and how it will be designed, it is not finalized and operational at this point in time.

We believe that through utilizing an E-commerce Customer Relationship Management System, in conjunction with Rito Online Mall, we can better communicate with our future clients as well as improve efficiency of sales conducted through the platform. The various features of the E-commerce Customer Relationship Management System, and the methods through which we believe we will utilize this system through the Rito Online Mall, are as follows:-

•	Sales automation (customizable product entries, inventory management, quotations, billing, and trouble ticketing)
•	Customer support & service functions
•	Marketing automation (lead generation, campaign support)
•	Inventory Management
•	Analysis and reporting
•	Integration with E-mail systems
•	Calendaring
•	Contact Management
•	PDF document generation
•	Integration with Shopping Cart.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and Rito Group, Corp. are provided below:

NAME	AGE	POSITION
Choi Tak Yin Addy	52	Chief Executive Officer, Director
Choy Wing Fai	39	Chief Financial Officer, Chief Accounting Officer, Treasurer, Director
Kao Pun Yiu Philip	49	Chief Technical Officer, Director
Or Ka Ming	30	Chief Operating Officer, Director

Choi Tak Yin Addy, Chief Executive Officer, Director

Mr. Choi Tak Yin, Addy, who is Chartered Life Underwriter and Chartered Financial Consultant conferred by The American College, has been working in the insurance industry for almost 30 years with professional designation. Mr. Choi served as Unit Manager, Agency of CIGNA Worldwide Insurance Company from 1989-2000. After that, he served as Team Manager, Agency of Altruist Financial Group Ltd until 2014. Mr. Choi provides his services on risk management and financial planning to various clients at all levels from high net worth individuals to corporate institutes. He is experienced in sales and marketing with extensive clientele and networks. He also has a successful record in recruitment, team building as well as training and sales management.

Mr. Choi’s experience, as well as his strong relationships with different clients and companies, has led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

Choy Wing Fai, Chief Financial Officer, Chief Accounting Officer, Treasurer, Director

Mr. Choy Wing Fai graduated the University of Hong Kong with a Bachelor’s of Economics (First class honours). Mr. Choy has also obtained a Master’s degree of Science in Finance from the Chinese University of Hong Kong. After graduation, Mr. Choy joined the Hong Kong Government as an Executive Officer. The main job functions of the Executive Officer Grade include human resource management, financial resource management, administration support, system/project planning and development, direct services to the public, support to boards and councils and event management. Upon his departure from the Hong Kong Government, Mr. Choy has engaged himself in the financial industry. Over the past 5 years, Mr. Choy has been working as President in the Investment Department of Quam Securities Company Limited, which is a subsidiary of the Quam Group (Hong Kong stock code: 952). Mr. Choy is a licensed person to carry out the investment related activities in Hong Kong. His duties include providing asset management services on securities, forex and derivative products; and providing advisory services on mergers and acquisitions, and capital market financing.

Mr. Choy’s experience in the financial industry as well as his qualifications have led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

Kao Pun Yiu Philip, Chief Technical Officer, Director

Mr. Kao holds a Bachelor’s Degree with first class honors in Computer Science from the University of Ulster and a Master’s Degree in Business Administration from University of South Australia. He has more than 15 years experience in top tier IT executive positions in big corporations including Hasbro Far East, Campbell Soup Asia and Boto International prior to work in the digital media business. In 2005, he started his career in the digital media arena and became the CEO of PBE International, a digital content delivery platform company. In 2008, he has extended the digital media platform business into the database marketing arena by offering innovative target advertising and marketing information business services to China Mobile (12580 mobile yellow pages), China Telecom (118114 Database information service) and Guangdong China Post Bureau (online advertising network and mobile yellow pages business). In 2012, he started a venture called Torrpedo Media with his US partners for online advertising business and targeting the North American market and one year later, spin-off another venture Xprncmedia to pilot on the O2O business with US retail stores. He works as an Executive VP in the company up till present. Since 2012, he also was a director of Torrential Holdings LLC, which is building a digital media ecosystem through the acquisition and development of media properties.

Mr. Kao experience in IT areas has led the Board of Director to reach a conclusion that he should serve as a Director of the Company.

Or Ka Ming, Chief Operating Officer, Director

Mr. Or Ka Ming graduated from Jinan University, China with major study in Bachelor of Laws (International politics and relationships) in 2008. After graduation, Mr. Or joined the Harbour Transportation Worker General Union - F.T.U as an Executive Director (Secretary-General) for 4 years. He was a committee member of the Vocational Training Council Transport Logistics Training Board from 2010 to 2012. Since 2012, Mr. Or worked as Director Assistant in Nice Club Limited, a Hong Kong company focused on e-commerce business and developed a business ideas exchange platform. Mr. Or was responsible for business development and assisting in operation workflows within the company. From 2012 to 2014, Mr. Or also worked in various businesses as a consultant, specialized in administration, human resources and marketing. He was the co-founder of the Rito International Enterprises Company Limited, which is now transforming itself from traditional trading business to e-commerce business.

Mr. Or’s experience in operations and e-commerce has led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended June 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Choi Tak Yin Addy, Chief Executive Officer, Director (1)	2015	-	-	-	-	-	-	-	$-

Or Ka Ming, Chief Operating Officer, Director (2)	2015	-	-	-	-	-	-	-	$-

Choy Wing Fai, Chief Financial Officer, Chief Accounting Officer, Treasurer, Director (3)	2015	-	-	-	-	-	-	-	$-

Kao Pun Yiu Philip, Chief Technical Officer, Director (4)	2015	-	-	-	-	-	-	-	$-

 (1) March 24, 2015 Choi Tak Yin Addy was appointed as Chief Executive Officer, and as a member of our Board of Directors.

(2) June 16, 2015 Or Ka Ming was appointed Chief Operating Officer, Secretary, and as a member of our Board of Directors.

(3) June 16, 2015 Choy Wing Fai was appointed Chief Financial Officer, Chief Accounting Officer, Treasurer, and as a member of our Board of Director.

(4) June 16, 2015 Kao Pun Yiu Philip was appointed Chief Technical Officer and as a member of our Board of Directors.

Compensation of Directors

The table below summarizes all compensation of our directors as of June 30, 2015.

DIRECTORS COMPENSATION

Name and principal position (a)	Year ended June 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Choi Tak Yin Addy, Chief Executive Officer, Director (1)	2015	-	-	-	-	-	-	-	$-

Or Ka Ming, Chief Operating Officer, Director (2)	2015	-	-	-	-	-	-	-	$-

Choy Wing Fai, Chief Financial Officer, Chief Accounting Officer, Treasurer, Director (3)	2015	-	-	-	-	-	-	-	$-

Kao Pun Yiu Philip, Chief Technical Officer, Director (4)	2015	-	-	-	-	-	-	-	$-

(1) March 24, 2015 Choi Tak Yin Addy was appointed as Chief Executive Officer, and as a member of our Board of Directors.

(2) June 16, 2015 Or Ka Ming was appointed Chief Operating Officer, Secretary, and as a member of our Board of Directors.

(3) June 16, 2015 Choy Wing Fai was appointed Chief Financial Officer, Chief Accounting Officer, Treasurer, and as a member of our Board of Director.

(4) June 16, 2015 Kao Pun Yiu Philip was appointed Chief Technical Officer and as a member of our Board of Directors.

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 18, 2016, the Company has 50,520,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Choi Tak Yin Addy, Chief Executive Officer, Director	100,000	0.2%	none	N/A	0.2%
Choy Wing Fai, Chief Financial Officer, Chief Accounting Officer, Treasurer, Director	0	0%	none	N/A	0%
Kao Pun Yiu Philip, Chief Technical Officer, Director	0	0%	none	N/A	0%
Or Ka Ming, Chief Operating Officer, Director	100,000	0.2%	none	N/A	0.2%
5% or Greater Shareholders
China South Telecom Group Company Limited	17,500,000	34.64%	none	N/A	34.64%
Rito Group Holding	17,400,000	34.44%	none	N/A	34.44%
Greenpro Venture Capital Limited	15,000,000	29.69%	none	N/A	29.69%

*Rito Group Holding Ltd. is 100% owned by Mr. Chan Kin Wah.

*China South Telecom Group Company Limited is 90% owned by Mr. Wong To. The remaining 10% is owned by Mr. Huang Jinwang.

*Greenpro Venture Capital Limited is 50% owned by Mr. Lee Chong Kuang and 50% owned by Mr. Loke Che Chan Gilbert.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 24, 2015 Choi Tak Yin Addy was appointed as Chief Executive Officer, and as a member of our Board of Directors. Also on March 24, 2015 Mr. Choi purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company as working capital.

On May 15, 2015 we “Rito Group Corp.” exchanged 100,000 shares of our restricted common stock at a par value of $0.0001 with Or Ka Ming, the controlling shareholder of Sino Union International Limited, for 100% of the common stock of Sino Union International Limited. The consideration was in form of shares and the value of the share exchange was in the amount of $10.00. Sino Union International Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On June 8, 2015 Rito Group Holding Limited, China South Telecom Group Company Limited and Greenpro Venture Capital Limited purchased 17,400,000, 17,500,000, and 15,000,000 shares of restricted common stock respectively, each with a par value of $.0001 per share, from the Company. The $4,990 in proceeds went directly to the Company as working capital.

On June 16, 2015 Or Ka Ming was appointed Chief Operating Officer, Secretary, and as a member of our Board of Directors.

On June 16, 2015 Choy Wing Fai was appointed Chief Financial Officer, Chief Accounting Officer, Treasurer, and as a member of our Board of Director.

On June 16, 2015 Kao Pun Yiu Philip was appointed Chief Technical Officer and as a member of our Board of Directors.

On June 17, 2015 the Company sold shares to 43 shareholders, of which reside in Hong Kong and China. A total of 420,000 shares of restricted common stock were sold at a price of $0.15 per share. The total proceeds to the Company amounted to a total of $63,000. The proceeds will be used for working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 420,000 shares of common stock sold on June 17, 2015 at $0.15 per share compared to the 50,100,000 shares we sold or exchanged at $0.0001 on March 24, 2015, May 15, 2015, and June 8, 2015 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point. The aforementioned parties offered shares at the discounted price of .0001 assisted in development of our business plan.

In August and December 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to investors in an aggregated principal amount of $605,345. The Convertible Notes bear interest at a rate of 8% per annum with a maturity of two years, due in 2017. The principal and accrued interest are payable in a lump sum at maturity. The notes are convertible into shares of the Company’s common stock at a conversion price of $0.25 per share at the note holders’ sole and exclusive option.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our date of inception to recent fiscal year end June 30, 2015.

For the Year Ended June 30, 2015
Audit fees	$$2,000

Audit related fees	-
Tax fees	-
All other fees	-
Total	$$2,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F2
Consolidated Balance Sheet as of June 30, 2015	F3
Consolidated Statement of Operations and Comprehensive Income for the Period August 12, 2014 (Inception) Through June 30, 2015	F4
Consolidated Statement of Stockholders’ Equity for the Period August 12, 2014 (Inception) Through June 30, 2015	F5
Consolidated Statement of Cash Flows for the Period August 12, 2014 (Inception) Through June 30, 2015	F6
Notes to the Consolidated Financial Statements	F7 - F11

Corporate structure: Rito Group Corp operates through its wholly owned subsidiary, Sino Union International Limited, a Company organized under the laws of the British Colony, Anguilla. Our wholly owned subsidiary, Sino Union International Ltd. owns 100% of Rito International Enterprise Company Limited, a Hong Kong Company.

- F1 -

WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

13-8, The Boulevard Office, Mid Valley City,

Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

T : (603) 2284 5126 ; (603) 2284 6126

F : (603) 2284 7126

E : info@weldaudit.com

W : www.weldaudit.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

RITO GROUP CORP.

We have audited the accompanying consolidated balance sheet of RITO GROUP CORP. as of June 30, 2015 and the related consolidated statement of operations, consolidated statement of stockholders’ equity and consolidated statement of cash flows for the period from August 12, 2014 (inception) through June 30, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RITO GROUP CORP. as of June 30, 2015, and the consolidated results of its operations and its consolidated cash flows for the period from August 12, 2014 (inception) through June 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered from continuous losses with an accumulated deficit as of June 30, 2015 and experienced negative cash flows from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: August 7, 2015 Kuala Lumpur, Malaysia

- F2 -

RITO GROUP CORP.

CONSOLIDATED BALANCE SHEET

As of June 30, 2015

(Currency expressed in USD)

As of June 30, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$70,778

NON-CURRENT ASSETS
Intangible asset	10,900

TOTAL ASSETS	$81,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,762
Accrued expenses and other payables	27,157
Total Current Liabilities	29,919

TOTAL LIABILITIES	$29,919

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 200,000,000 shares authorized,
None issued and outstanding	-
Common stock, $0.0001 par value, 600,000,000 shares authorized,
50,520,000 shares issued and outstanding	5,052
Additional paid-in capital	147,448
Accumulated other comprehensive income	19
Accumulated deficit	(100,760)
TOTAL STOCKHOLDERS’ EQUITY	$51,759

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$81,678

See accompanying notes to consolidated financial statements.

- F3 -

RITO GROUP CORP.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the period from August 12, 2014 (inception) through June 30, 2015

(Currency expressed in USD)

August 12, 2014 (inception) through June 30, 2015
REVENUE
- Related party	$1,855
- Non-related party	1,551
3,406

COST OF REVENUE	(2,043)

GROSS PROFIT	1,363

GENERAL AND ADMINISTRATIVE EXPENSES	(102,123)

LOSS BEFORE INCOME TAX	(100,760)

INCOME TAX EXPENSE	-

NET LOSS	(100,760)

Other comprehensive income:
- Foreign exchange adjustment gain	19
COMPREHENSIVE LOSS	(100,741)

Net loss per share- Basic and diluted	$(0.03)

Weighted average number of common shares outstanding - Basic and diluted	3,556,709

See accompanying notes to consolidated financial statements.

- F4 -

RITO GROUP CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from August 12, 2014 (inception) through June 30, 2015

(Currency expressed in USD)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED COMPREHENSIVE INCOME	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of Shares	Amount
Balance as of August 12, 2014 (Inception)	100,000	$10	$84,490	$-	$-	$84,500
Shares issued for founder’s shares	100,000	10	-	-	-	10
Shares issued for additional founders’ shares	49,900,000	4,990	-	-	-	4,990
Shares issued in private placement completed on June 17, 2015 at $0.15 per share	420,000	42	62,958	-	-	63,000
Foreign currency translation adjustment	-	-	-	19	-	19
Net loss for the period	-	-	-	-	(100,760)	(100,760)

Balance as of June 30, 2015	50,520,000	$5,052	$147,448	$19	$(100,760)	$51,759

See accompanying notes to consolidated financial statements.

- F5 -

RITO GROUP CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from August 12, 2014 (inception) through June 30, 2015

(Currency expressed in USD)

August 12, 2014 (Inception) through June 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(100,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	2,762
Accrued expenses and other payables	27,157
Net cash used in operating activities	(70,841)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible asset	(10,900)
Net cash used in investing activities	(10,900)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution to a subsidiary in Hong Kong	84,500
Proceeds from shares issued to founders	5,000
Proceeds from private placement	63,000
Net cash provided by financing activities	152,500

Effect of exchange rate changes on cash and cash equivalent	19

Net increase in cash and cash equivalents	70,778
Cash and cash equivalents, beginning of period	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$70,778
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

See accompanying notes to consolidated financial statements.

- F6 -

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Rito Group Corp. (the “Company”) was incorporated on March 24, 2015 under the laws of the state of Nevada.

On March 24, 2015, the Company issued 100,000 shares of restricted common stock with par value of $0.0001 per share to its founder, Mr. Choi Tak Yin, Addy (“Mr. Choi”) for initial working capital of $10. Concurrently, the Company appointed Mr. Choi as the Chief Executive Office and the director of the Company.

On May 15, 2015, the Company acquired 100% equity interest of Sino Union International Limited (“Sino Union”), a company incorporated on January 3, 2014 under the laws of the Anguilla, through a share exchange transaction or the Share Exchange. Pursuant to the Share Exchange, the Company acquired all of the issued and outstanding shares of Sino Union from the shareholder of Sino Union, in exchange for 100,000 shares of its common stock. Sino Union is an investment holding company with 100% equity interest in Rito International Enterprise Company Limited (“Rito International”), a company incorporated in Hong Kong which mainly engages in trading of retail goods. As a result of the Share Exchange, both Sino Union and Rito International became wholly owned subsidiaries of the Company.

As a result of the controlling financial interest of the former shareholder of Sino Union, for financial statement reporting purposes, the merger between Rito Group Corp. and Sino Union was treated as a reverse acquisition, with Sino Union deemed the accounting acquirer and Rito Group Corp. deemed the accounting acquiree under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 805-10-55. The reverse acquisition is deemed a capital transaction and the net assets of Sino Union (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilizes the capital structure of Rito Group Corp. and the assets and liabilities of Sino Union, which were recorded at their historical costs.  The equity of the combined entity is the historical equity of Sino Union retroactively restated to reflect the number of shares issued by the Rito Group Corp. in the transaction.

On June 8, 2015, the Company further issued a total of 49,900,000 shares of restricted common stock to three additional founders, Rito Group Holding Limited, China South Telecom Group Company Limited and Greenpro Venture Capital Limited, with a par value of $0.0001 per share for additional working capital of $4,990.

On June 16, 2015, the Company appointed three new directors, Mr. Or Ka Ming (“Mr. Or”), the former shareholder and director of Sino Union, Mr. Choy Wing Fai (“Mr. Choy”) and Mr. Kao Pun Yiu, Philip (“Mr. Kao”) to the Company’s Board of Directors. Furthermore, the Company also appointed Mr. Or, Mr. Choy, and Mr. Kao as the Chief Operating Officer, the Chief Financial Officer, and the Chief Technical Officer of the Company, respectively.

On June 17, 2015, the Company consummated the sale to forty-three accredited shareholders of the Company, of an aggregate of 420,000 shares of its common stock with par value of $0.0001, at a price of $0.15 per share, or $63,000 in the aggregate, pursuant to certain subscription agreements.

The Company, through its subsidiaries, mainly engages in trading of retail goods such as cookware, jewelry and watches.

Details of the Company’s subsidiaries:

	Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1.	Sino Union International Limited (“Sino Union”)	Anguilla January 3, 2014	84,500 shares of ordinary share of US$1 each	Investment holding

2.	Rito International Enterprise Company Limited (“Rito International”)	Hong Kong August 12, 2014	630,001 shares of ordinary share of HK$1 each	Trading of retail goods

Rito Group Corp. and its subsidiaries are hereinafter referred to as the “Company”.

2.	GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 2015, the Company suffered an accumulated deficit of $100,760 and the Company had generated limited revenue and had no committed sources of capital or financing for the reporting period.

While the Company is attempting to generate revenues from trading of retail goods, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional products and revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to realize revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

- F7 -

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be June 30.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with ASC Topic 605, “Revenue Recognition” , the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from trading of retail goods is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the products is collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there was no sales return for the period reported.

Cost of revenue

Cost of revenue includes the purchase cost of retail goods for re-sale to the customers.

Intangible assets

Intangible assets comprised of an e-commerce customers relationship management system (the “System”) which was acquired from an independent third party. The cost of the System will be amortized over the life of three years from the date the Company commence its online trading business. In accordance with ASC Topic 350, “Intangibles - Goodwill and Other” (ASC 350), the costs of internally developing other intangible assets are expensed as incurred. However, as allowed by ASC 350, costs associated with the acquisition of intangible assets from third parties, legal fees and similar costs relating to the acquired intangible asset have been capitalized. As of June 30, 2015, the Company’s online trading business has not yet launched.

Impairment of long-lived assets

In accordance with ASC Topic 360-10-5, “ Impairment or Disposal of Long-Lived Assets ”, the Company reviews its long-lived assets, including intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable or that useful lives are no longer appropriate. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge as of June 30, 2015.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

- F8 -

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Hong Kong maintains its books and record in its local currency, Hong Kong Dollars (“HK$”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity. The gains and losses are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from HK$ into US$1 has been made at the following exchange rates for the respective periods:

As of and for the period ended
June 30, 2015

Period-end / average HK$ : US$1 exchange rate	7.75

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, subscription receivable, notes receivable, accounts payable and loans from related parties approximate at their fair values because of the short-term nature of these financial instruments..

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the period ended June 30, 2015, the Company operates in one reportable operating segment in Hong Kong.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

4.	INTANGIBLE ASSETS

On December 1, 2014, Rito International, a wholly owned subsidiary of the Company, acquired an e-commerce customers relationship management system from an independent third party at a purchase price of $10,900.  It is a customized information system to facilitate the Company’s online trading business. As of June 30, 2015, the Company’s online trading business has not yet launched and there was no amortization incurred for the period ended June 30, 2015.

5.	STOCKHOLDERS’ EQUITY

On March 24, 2015, the Company issued 100,000 shares of restricted common stock with par value of $0.0001 per share to its founder, Mr. Choi Tak Yin, Addy (“Mr. Choi”) for initial working capital of $10.

On May 15, 2015, the Company acquired 100% equity interest of Sino Union International Limited (“Sino Union”), a company incorporated on January 3, 2014 under the laws of the Anguilla, through a share exchange transaction or the Share Exchange. Pursuant to the Share Exchange, the Company acquired all of the issued and outstanding shares of Sino Union from the shareholder of Sino Union, in exchange for 100,000 shares of its common stock.

On June 8, 2015, the Company further issued a total of 49,900,000 shares of restricted common stock to three additional founders, Rito Group Holding Limited, China South Telecom Group Company Limited and Greenpro Venture Capital Limited, with a par value of $0.0001 per share for an additional working capital of $4,990.

On June 17, 2015, the Company consummated the sale to forty-three accredited shareholders of the Company, of an aggregate of 420,000 shares of its common stocks with par value of $0.0001, at a price of $0.15 per share, or $63,000 in the aggregate, pursuant to certain subscription agreements.

As of June 30, 2015, there are 50,520,000 shares of common stock issued and outstanding.

There were no stock options, warrants or other potentially dilutive securities outstanding as of June 30, 2015.

- F9 -

6.	INCOME TAXES

For the period from August 12, 2014 (Inception) through June 30, 2015, the local (United States) and foreign components of loss before income taxes were comprised of the following:

From August 12, 2014
(inception) through
June 30, 2015

Tax jurisdictions from:
- Local	(23,800)
- Foreign, representing
Anguilla	(2,775)
Hong Kong	(74,183)

Loss before income tax	(100,758)

The provision for income taxes consisted of the following:

From August 12, 2014
(inception) through
June 30, 2015
Current:
- Local	-
- Foreign (Hong Kong)	-

Deferred:
- Local	-
- Foreign	-

Income tax expense	-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Anguilla and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of June 30, 2015, the operations in the United States of America incurred $23,800 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2035, if unutilized. The Company has provided for a full valuation allowance of $4,760 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Anguilla

Under the current laws of the Anguilla, Sino Union is registered as an international business company which governs by the International Business Companies Act of Anguilla and there is no income tax charged in Anguilla.

Hong Kong

Rito International is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income. For the period from August 12, 2014 (Inception) through June 30, 2015, Rito International suffered from an operating loss of $74,183 for income tax purposes which can be carried forward to offset future taxable income at no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $12,240 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

7.	RELATED PARTY TRANSACTIONS

For the period from August 12, 2014 (Inception) through June 30, 2015 June 30, 2015, the Company sold products at the current market value of $1,855 to a related party, who is the director of Rito International.

The related party transaction is generally transacted on an arm-length basis at the current market value in the normal course of business.

- F10 -

8.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the period from August 12, 2014 (Inception) through June 30, 2015, one customer represented more than 10% of the Company’s revenues. This customer (a related party) accounted for 54% of the Company’s revenues amounting to $1,855, with $0 of accounts receivable.

All customers are located in Hong Kong.

(b)	Major vendors

For the period from August 12, 2014 (Inception) through June 30, 2015, the vendors who accounted for 10% or more of the Company’s purchases and its outstanding payable balance at period-end are presented as follows:

	Period from August 12, 2014 (Inception) through June 30, 2015		June 30, 2015
		Percentage of	Accounts
	Purchases	Purchases	payable, trade

Vendor A	$1,423	70%	-
Vendor B	552	27%	552

	$1,975	97%	552

All vendors are located in Hong Kong.

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HK$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

9.	COMMITMENTS AND CONTINGENCIES

During the period from August 12, 2014 (Inception) through June 30, 2015, the Company entered an agreement with an independent third party to lease office premises in Hong Kong on a monthly basis, for the operations of the Company. The rent expense for the period ended June 30, 2015 is $3,677.

As of June 30, 2015, the Company has no commitments and contingencies.

10.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “ Subsequent Events ”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2015 up through the date the Company issued the audited consolidated financial statements. There were no subsequent events that required recognition or disclosure.

- F11 -

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Page

Condensed Consolidated Balance Sheets as of December 31, 2015 and June 30, 2015 (audited)	F13
Condensed Consolidated Statements of Operations for the Three Months and Six Months Ended December 31, 2015 and 2014	F14
Condensed Consolidated Statements of Cash Flows for the Six Months ended December 31, 2015 and 2014	F15
Notes to Condensed Consolidated Financial Statements	F-16 – F-21

- F12 -

RITO GROUP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2015 AND JUNE 30, 2015

(Currency expressed in United States Dollars (“US$”))

	As of
	December 31, 2015	June 30, 2015
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$316,438	$70,778
Prepayment & Deposit	9,724
Accounts and other receivables	6,416	-

Total current assets	332,578	70,778

Non-current assets:
Plant and equipment	10,768	-
Intangible asset	10,900	10,900
TOTAL ASSETS	$354,246	$81,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payables	$7,422	$2,762
Amounts due to directors	14,042	-
Amount due to a related company	4,722	-
Accrued expenses and other payables	23,661	27,157

Total current liabilities	49,847	29,919

Non-current liabilities:
Convertible notes payable	620,608	-

Total liabilities	670,455	29,919

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 200,000,000 shares authorized,
None issued and outstanding	-	-
Common stock, $0.0001 par value, 600,000,000 shares authorized,
50,520,000 shares issued and outstanding	5,052	5,052
Additional paid-in capital	147,448	147,448
Accumulated other comprehensive income	20	19
Accumulated deficit	(468,729)	(100,760)

Total stockholders’ (deficit) equity	(316,209)	51,759

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$354,246	$81,678

See accompanying notes to the condensed consolidated financial statements.

- F13 -

RITO GROUP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2015 AND 2014 AND THE SIX MONTHS ENDED DECEMBER 31, 2015 AND 2014

(Currency expressed in United States Dollars (“US))

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2015	2014	2015	2014

REVENUES	$277	$142	$5,878	$1,214

COST OF REVENUES	0	(68)	(2,491)	(620)

GROSS PROFIT	277	74	3,387	594

OPERATING EXPENSES:
General and administrative	(185,467)	(22,213)	(355,757)	(25,638)

LOSS FROM OPERATIONS	(185,190)	(22,139)	(352,370)	(25,044)

OTHER EXPENSE:
Interest expense	(11,788)	-	(15,599)	-

LOSS BEFORE INCOME TAX	(196,978)	(22,139)	(367,969)	(25,044)

Income tax expense	-	-	-	-

NET LOSS	(196,978)	(22,139)	(367,969)	(25,044)

Net loss per share – Basic and diluted	(0.00)	-	(0.01)	-

Weighted average number of common shares outstanding – Basic and diluted	50,520,000	-	50,520,000	-

See accompanying notes to the condensed consolidated financial statements.

- F14 -

RITO GROUP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2015 AND 2014

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Six months ended December 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(367,969)	$(25,044)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation on plant and equipment	3,025	-
Interest expense	15,263	-
Changes in operating assets and liabilities:
Accounts and other receivables	(6,416)	-
Prepayment & deposit	(9,724)
Accounts payables	4,660	2,762
Accrued expenses and other payables	(3,496)	-
Net cash used in operating activities	(364,657)	(22,282)

Cash flows from investing activities:
Purchase of plant and equipment	(13,793)	(10,900)
Net cash used in investing activities	(13,793)	-

Cash flows from financing activities:
Issuance of share capital	-	1
Proceeds from convertible notes payable	605,345	-
Advances from directors	14,042	80,645
Advances from a related company	4,722	-
Net cash provided by financing activities	624,109	80,646

Effect of exchange rate changes on cash and cash equivalent	1	1

NET CHANGE IN CASH AND CASH EQUIVALENTS	245,660	47,465
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	70,778	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$316,438	$47,465

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income tax paid	$-	$-
Interest paid	$-	$-

See accompanying notes to the condensed consolidated financial statements.

- F15 -

RITO GROUP CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2015

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 1 － ORGANIZATION AND BUSINESS BACKGROUND

Rito Group Corp. (the “Company”) was incorporated on March 24, 2015 under the laws of the state of Nevada.

The Company, through its subsidiaries, mainly engages in trading of retail goods such as cookware, jewelry and watches.

Details of the Company’s subsidiaries:

	Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1.	Sino Union International Limited (“Sino Union”)	Anguilla January 3, 2014	84,500 shares of ordinary share of US$1 each	Investment holding

2.	Rito International Enterprise Company Limited (“Rito International”)	Hong Kong August 12, 2014	630,001 shares of ordinary share of HK$1 each	Trading of retail goods

Rito Group Corp. and its subsidiaries are hereinafter referred to as the “Company”.

NOTE 2 － BASIS OF PREPARATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial reporting and the rules and regulations of the Securities and Exchange Commission that permit reduced disclosure for interim periods. Therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

In the opinion of management, the consolidated balance sheet as of June 30, 2015 which has been derived from audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the six months ended December 31, 2015 are not necessarily indicative of the results to be expected for the entire fiscal year ending June 30, 2016 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Management’s Discussion and the audited financial statements and notes thereto for the period from August 12, 2014 (inception) to June 30, 2015 which included in this Amendment No. 4 to Form S-1.

NOTE 3 － GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2015, the Company suffered an accumulated deficit of $468,729 and continuously incurred a net operating loss of $367,969 for the six months ended December 31, 2015. The continuation of the Company as a going concern through June 30, 2016 is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

- F16 -

NOTE 4 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

·	Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

·	Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

·	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

·	Accounts receivable

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due on demand. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

·	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful life

Office equipment	2 years
Computer equipment	2 years

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statements of operations.

·	Intangible assets

Intangible assets comprised of an e-commerce customers relationship management system (the “System”) which was acquired from an independent third party. The cost of the System will be amortized over the life of three years from the date the Company commence its online trading business. In accordance with ASC Topic 350, “Intangibles - Goodwill and Other” (ASC 350), the costs of internally developing other intangible assets are expensed as incurred. However, as allowed by ASC 350, costs associated with the acquisition of intangible assets from third parties, legal fees and similar costs relating to the acquired intangible asset have been capitalized. As of December 31, 2015, the Company’s online trading business has not yet launched.

·	Impairment of long-lived assets

Long-lived assets primarily include plant and equipment. In accordance with the provision of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the reporting unit level. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge for the periods presented.

·	Revenue recognition

In accordance with ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from trading of retail goods is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the products are collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there was no sales return for the period reported.

·	Cost of revenues

Cost of revenue includes the purchase cost of retail goods for re-sale to the customers.

·	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

- F17 -

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts much of its businesses activities in Hong Kong and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

·	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Hong Kong maintains its books and record in its local currency, Hong Kong Dollars (“HK$”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity. The gains and losses are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the six months ended December 31,
	2015	2014

Period-end / average HK$ : US$1 exchange rate	7.75	7.75

·	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the period ended December 31, 2015, the Company operates in one reportable operating segment in Hong Kong.

·	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, amounts due from related companies, prepayments, deposits and other receivables, amount due to a director, and other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

·	Level 1 : Observable inputs such as quoted prices in active markets;

·	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

·	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

·	Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers" (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

- F18 -

In June 2014, the FASB issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718).   The pronouncement was issued to clarify the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The pronouncement is effective for reporting periods beginning after December 15, 2015. The adoption of ASU 2014-12 is not expected to have a significant impact on the Company’s consolidated financial position or results of operations.

In August 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements - Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern" (“ASU 2014-15”), which establishes management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and, if so, to provide related footnote disclosures. ASU 2014-15 provides a definition of the term "substantial doubt" and requires an assessment for a period of one year after the date that the financial statements are issued or available to be issued. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The guidance is effective for the annual periods ending after December 15, 2016 and interim periods thereafter with early adoption permitted. The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company’s financial statement presentation and disclosures.

In January 2015, the FASB issued ASU No. 2015-01 (Subtopic 225-20) - Income Statement - Extraordinary and Unusual Items.  ASU 2015-01 eliminates the concept of an extraordinary item from GAAP.  As a result, an entity will no longer be required to segregate extraordinary items from the results of ordinary operations, to separately present an extraordinary item on its income statement, net of tax, after income from continuing operations or to disclose income taxes and earnings-per-share data applicable to an extraordinary item.  However, ASU 2015-01 will still retain the presentation and disclosure guidance for items that are unusual in nature and occur infrequently.  ASU 2015-01 is effective for periods beginning after December 15, 2015.  The adoption of ASU 2015-01 is not expected to have a material effect on the Company’s consolidated financial statements.  Early adoption is permitted.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

NOTE 5 － PLANT AND EQUIPMENT

	As of
	December 31, 2015	June 30, 2015

Office equipment	$2,845	$-
Computer equipment	10,948	-
	13,793	-
Less: Accumulated depreciation	(3,025)	-
Total	$10,768	$-

Depreciation expense was $1,582 and $0 for the three months ended December 31, 2015 and 2014, respectively.

Depreciation expense was $3,025 and $0 for the six months ended December 31, 2015 and 2014, respectively.

NOTE 6 － INTANGIBLE ASSETS

On December 1, 2014, Rito International, a wholly owned subsidiary of the Company, acquired an e-commerce customers relationship management system from an independent third party at a purchase price of $10,900.  It is a customized information system to facilitate the Company’s online trading business. As of December 31, 2015, the Company’s online trading business has not yet launched and there was no amortization incurred for the period ended December 31, 2015.

NOTE 7 － AMOUNTS DUE TO DIRECTORS

As of December 31, 2015, the directors of the Company had outstanding advances of $14,042 to the Company, which is unsecured, bears no interest and payable upon demand, for working capital purpose. Imputed interest is considered insignificant.

NOTE 8 － AMOUNT DUE TO A RELATED COMPANY

As of December 31, 2015, the balance represented an outstanding payable to a related company, which is a fellow subsidiary of a corporate stockholder of the Company, for the provision of bookkeeping services for the Company. The amount is unsecured, bears no interest and payable upon demand. Imputed interest is considered insignificant.

NOTE 9 － CONVERTIBLE NOTES PAYABLE

From August till December 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to investors in an aggregated principal amount of $605,345. The Convertible Notes bear interest at a rate of 8% per annum with a maturity of two years, due in 2017. The principal and accrued interest are payable in a lump sum at the maturity. The notes are convertible into shares of the Company’s common stock at a conversion price of $0.25 per share at the note holders’ sole and exclusive option.

For the six months ended December 31, 2015, the accrued interest expense of $15,598 is recognized in the consolidated statements of operations.

- F19 -

NOTE 10 － INCOME TAXES

For the six months ended December 31, 2015 and 2014, the local (United States) and foreign components of loss before income taxes were comprised of the following:

	For the six months ended December 31,
	2015	2014
Tax jurisdictions from:
– Local	$(18,335)	$-
– Foreign, representing
Anguilla	(33,219)	$(2,671)
Hong Kong	(316,414)	(22,373)
(Loss) before income taxes	$(367,969)	(25,044)

Provision for income taxes consisted of the following:

For the six months ended December 31,
	2015	2014

Current:
– Local	$-	$-
– Foreign (Hong Kong)	-	-

Deferred:
– Local	-	-
– Foreign (Hong Kong)	-	-
	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Anguilla and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of December 31, 2015, the operations in the United States of America incurred $18,335 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2035, if unutilized. The Company has provided for a full valuation allowance of $3,667 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Anguilla

Under the current laws of the Anguilla, Sino Union is registered as an international business company which governs by the International Business Companies Act of Anguilla and there is no income tax charged in Anguilla.

Hong Kong

Rito International is subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income. For the six months ended December 31, 2015, Rito International incurred an operating loss of $316,414 for income tax purposes which can be carried forward to offset future taxable income at no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $52,208 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2015 and June 30, 2015:

	As of
	December 31, 2015	June 30, 2015
Deferred tax assets:		(audited)
Net operating loss carryforwards
– United States of America	$3,667	$-
– Hong Kong	64,448	12,240
	68,115	12,240
Less: valuation allowance	(68,115)	(12,240)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $68,115 as of December 31, 2015. During the six months ended December 31, 2015, the valuation allowance increased by $55,875, primarily relating to net operating loss carryforwards from the various tax regime.

- F20 -

NOTE 11 － RELATED PARTY TRANSACTIONS

	Six months ended December 31,
	2015	2014

Professional fee paid to:
- Related company A	$31,000	$-
- Related company B	4,961	-

Website design and maintenance fee paid to:
- Related company C	11,432	-

	$45,032	$-

Related company A, B, and C are the fellow subsidiaries of a corporate stockholder of the Company.

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

NOTE 12 － CONCENTRATIONS OF RISKS

(a)	Major customers

For the three months ended December 31, 2015, the customers who accounted for 10% or more of the Company’s revenues are presented as follows:

	Three months ended December 31, 2015		December 31, 2015
	Revenues	Percentage of revenues	Trade accounts receivable

Customer D	$277	100%	$-
Total:	$277	100%	$-

For the six months ended December 31, 2015, the customers who accounted for 10% or more of the Company’s revenues are presented as follows:

	Six months ended December 31, 2015		December 31, 2015
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$1,290	22%	$-
Customer B	1,290	22%	-
Customer C	788	13%
Total:	$3368	57%	$-

For the three months ended December 31, 2014, the customers who accounted for 10% or more of the Company’s revenues are presented as follows:

	Three months ended December 31, 2014		December 31, 2014
	Revenues	Percentage of revenues	Trade accounts receivable

Customer E	$103	73%	$-
Customer F	39	27%	-
Total:	$142	100%	$-

For the six months ended December 31, 2014, the customers who accounted for 10% or more of the Company’s revenues are presented as follows:

	Six months ended December 31, 2014		December 31, 2014
	Revenues	Percentage of revenues	Trade accounts receivable

Customer G	$200	16%	$-
Customer H	166	14%	-
Customer I	159	13%	-
Customer J	158	13%
Customer K	157	13%
Total:	$840	69%	$-

(b)	Major vendors

For the three months ended December 31, 2015, there was no vendor who accounted for the Company’s cost of revenues.

For the three months ended December 31, 2014, there was one vendor who accounted for 100% of the Company’s cost of revenues with accounts payable balance of $67 at period-end.

For the six months ended December 31, 2015, there was one vendor who accounted for 100% of the Company’s cost of revenues with accounts payable balance of $4,570 at period-end.

For the six months ended December 31, 2014, there were two vendors who accounted for 89% and 11% of the Company’s cost of revenues respectively, with accounts payable balance of $552 and $67 at period-end respectively.

(c)	Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

NOTE 13 － COMMITMENTS AND CONTINGENCIES

The Company leases an office premises in Hong Kong with an aggregate fixed monthly rent of approximately $1,226. The Company also leases a retail store and staff quarters in Shenzhen with an aggregate fixed monthly rent of approximately $2,426. Total rent expense for the three months ended December 31, 2015, the six months ended December 31, 2015 and the six months ended December 31, 2014 were $10,245 and $20,608 and $0, respectively.

As of December 31, 2015, there were no commitments or contingencies involved.

NOTE 14 － SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2015 up through the date the Company issued the consolidated financial statements with this Amendment No. 4 to Form S-1. There was no subsequent event that required recognition or disclosure.

- F21 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$317.23
Auditor Fees and Expenses	$7,000.00
Legal Fees and Expenses	$7,000.00
EDGAR fees	$5,500.00
Future Transfer Agent Fees	$5,000.00
TOTAL	$24,817.23

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Disclosure of Commission Position Of Indemnification For Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 24, 2015 Choi Tak Yin Addy was appointed as Chief Executive Officer, and as a member of our Board of Directors. Also on March 24, 2015 Mr. Choi purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company as working capital.

On May 15, 2015 we “Rito Group Corp.” exchanged 100,000 shares of our restricted common stock at a par value of $0.0001 with Or Ka Ming, the controlling shareholder of Sino Union International Limited, for 100% of the common stock of Sino Union International Limited. The consideration was in form of shares and the value of the share exchange was in the amount of $10.00. Sino Union International Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On June 8, 2015 Rito Group Holding, China South Telecom Group Company Limited and Greenpro Venture Capital Limited purchased 17,400,000, 17,500,000, and 15,000,000 shares of restricted common stock respectively, each with a par value of $.0001 per share, from the Company. The $4,990 in proceeds went directly to the Company as working capital.

On June 16, 2015 Or Ka Ming was appointed Chief Operating Officer, Secretary, and as a member of our Board of Directors.

On June 16, 2015 Choy Wing Fai was appointed Chief Financial Officer, Chief Accounting Officer, Treasurer, and as a member of our Board of Director.

On June 16, 2015 Kao Pun Yiu Philip was appointed Chief Technical Officer and as a member of our Board of Directors.

On June 17, 2015 the Company sold shares to 43 shareholders, of which reside in Hong Kong and China. A total of 420,000 shares of restricted common stock were sold at a price of $0.15 per share. The total proceeds to the Company amounted to a total of $63,000. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 420,000 shares of common stock sold on June 17, 2015 at $0.15 per share compared to the 50,100,000 shares we sold or exchanged at $0.0001 on March 24, 2015, May 15, 2015 and June 8, 2015 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point. The aforementioned parties offered shares at the discounted price of .0001 assisted in development of our business plan.

In August and December 2015, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to investors in an aggregated principal amount of $605,345. The Convertible Notes bear interest at a rate of 8% per annum with a maturity of two years, due in 2017. The principal and accrued interest are payable in a lump sum at maturity. The notes are convertible into shares of the Company’s common stock at a conversion price of $0.25 per share at the note holders’ sole and exclusive option.

ITEM 16. EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Share Exchange Agreement with Sino Union International Limited (1)
10.2	Share Exchange Agreement between Sino Union International Limited and Rito International Enterprise Company Limited (1)
23.1	Consent of Independent Accounting Firm “Weld Asia Associates” (1)
99.1	Subscription Agreement (1)

(1)	Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tsuen Wan, New Territories, Hong Kong on April 18, 2016.

Rito Group, Corp.

By: /s/ Choi Tak Yin Addy
Name: Choi Tak Yin Addy
Title: Chief Executive Officer, and Director Date: April 18, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Choi Tak Yin Addy  Signature: /s/ Choi Tak Yin Addy  Title: Chief Executive Officer and Director (Principal Executive Officer) Date: April 18, 2016

Name: Choy Wing Fai  Signature: /s/ Choy Wing Fai  Title: Chief Financial Officer, Chief Accounting Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)  Date: April 18, 2016

Name: Or Ka Ming  Signature: /s/ Or Ka Ming  Title: Chief Operating Officer, Secretary, Officer, Director  Date: April 18, 2016

Name: Kao Pun Yiu Philip  Signature: /s/ Kao Pun Yiu Philip  Title: Chief Technical Officer, Director  Date: April 18, 2016